EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors and Shareholders
Gentle Dental Service Corporation:

We consent to incorporation by reference in the registration statements on Form S-8 (Nos. 333- 25315 and 333-25319) of Gentle Dental Service Corporation of our report dated June 15, 1998, except as to Note 12 which is as of June 30, 1998, relating to the consolidated balance sheet of Pacific Dental Services, Inc. as of December 31, 1997 and the related consolidated statements of income, shareholders' equity and cash flows for the year ended December 31, 1997, and of our report dated July 6, 1998 relating to the balance sheet of TG3 Dental Services as of December 31, 1997 and the related statements of income, partners' capital and cash flows for the period from October 29, 1997 (inception) through December 31, 1997, which reports appear in this Current Report on Form 8-K/A Amendment No. 1 of Gentle Dental Service Corporation.


                                                          KPMG PEAT MARWICK LLP


Orange County, California
September 11, 1998